FINANCING and security AGREEMENT

THIS FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made and entered as of July 10, 2012 (the “Effective Date”) by and among Ad-Vantage Networks, Inc., a Delaware corporation (“Borrower”), and JMG Exploration, Inc., a Nevada corporation (“Lender”).  Borrower and Lender may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.

Borrower, Lender and Ad-Vantage Acquisition, Inc., a Delaware corporation wholly owned by Lender (“Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Sub will merge with and into Borrower and Borrower will become a wholly-owned subsidiary of Lender (the “Merger”).

B.

In connection with the Merger and the transactions contemplated thereby, Borrower desires to borrow from Lender an aggregate amount of One Million Four Hundred Thousand Dollars ($1,400,000) (the Financing”), and Lender is willing to provide such Financing, upon the terms and subject to the conditions set forth in this Agreement and those set forth in that certain form of Promissory Note in substantially the form attached hereto as Exhibit A (the Note purchased and sold hereunder, as amended, restated, supplemented, modified or extended by mutual agreement of the Parties is referred to herein as the “Note,” and this Agreement together with all additional, related or associated agreements, documents, filings, entered into between the Parties or provided by any of the Parties in connection with the Financing and the issuance of the Note, including but not limited to those documents set forth in Section 5.2.1 below, as described below, the “Financing Documents”).

C.

Borrower desires to sell and issue to Lender, and Lender desires to purchase from Borrower at the Closing (as defined below), a Note in the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000), on the terms and subject to the conditions to such issuance set forth in the Financing Documents.

D.

This Agreement and the other Financing Documents set forth the understanding of the parties with respect to the Financing and the other matters contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, promises, and agreements contained herein, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.

Financing Amount.  The amount of the Financing shall be One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00) (the “Financing Amount”), which Lender shall wire transfer to Borrower in accordance with Sections 5 and 18, subject to the satisfaction of all conditions to Lender’s obligations to fund such amount contained in the Financing Documents.

2.

Due Date; Obligation.

2.1.

Due Date.  The Obligations (as defined below) relating to the Financing and the Note issued in respect thereof shall be due and payable in full on or before the earliest to occur of: (a) the Closing Date of the Merger (as defined in the Merger Agreement), (b) January 9, 2014  and (c) the date of any Default (as defined below).  The date the Obligations related to the Financing are due and payable is referred to as the “Due Date”.

2.2.

Obligations.  “Obligations” means the indebtedness incurred pursuant to the Financing and all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with any Financing Documents entered into by the Parties or their applicable affiliates, and all related documents, together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn, payments for early termination, fees, penalties, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Borrower now or hereafter existing under the Financing Documents, including, without limitation, interest, fees and other amounts that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding.

3.

Use of Proceeds.  Borrower agrees that the proceeds of the Financing shall be used for general working capital purposes.

4.

Payments.

4.1.

Application of Payments.  All payments made under or pursuant to this Agreement and the other Financing Documents shall be applied as follows: (a) first, to any late charges, costs, expenses, charges fees payable under this Agreement and the other Financing Documents, (b) then, to accrued interest on the Note then outstanding, (c) next, to repayment of the principal amount reflected in the Note then outstanding, and (d) finally, to any other Obligations hereunder and under the other Financing Documents.  Interest on the Note shall accrue on the outstanding principal amount of the Note at the rate of ten percent (10%) per annum.  Borrower shall pay accrued interest semi-annually in arrears on the Note in cash on each applicable Interest Accrual Date (as defined in the Note).  Repayment of the Obligations shall be made when and as they become due under this Agreement and the Note, and shall otherwise be made by Borrower on the Due Date, as such Due Date may be extended by Lender in its sole discretion.

4.2.

Prepayment.  Borrower may prepay all or any portion of the Note, after providing seven (7) days prior written notice (with any such amounts to be applied in the order specified in Section 4.1 above), at the option of Borrower, without penalty.

5.

Closing.

5.1.

Closing Date.  Lender shall use its commercially reasonable efforts to complete the Closing and deliver the Financing Amount to the account specified below in Section 18 within five (5) business days following the satisfaction of the Closing Conditions set forth below in Section 5.2 (the date of closing of the Financing, the “Closing Date”).  Within three (3) business days following the Closing Date, Lender shall deliver a written closing statement to Borrower confirming receipt of the Financing Amount.

5.2.

Closing Conditions.  Prior to or as of the Closing, the following conditions shall have been satisfied or waived by Lender in its sole discretion (“Closing Conditions”):

5.2.1

Delivery of All Executed Documentation.  Borrower shall have delivered executed originals of all Financing Documents to Lender.  Such Financing Documents include, but are not limited to the following, each in form and substance satisfactory to Lender in its reasonable discretion: (a) this Agreement; (b) the Security Agreement (as defined below); (c) the Note for the Financing; and (d) such other documents as Lender may reasonably request, including the documentation necessary for Lender to perfect its senior, first priority security interest in the Collateral, as described below.  Further, if Lender determines or is informed by Borrower that any rights, property or interests that are the subject of any of the foregoing deliveries are not owned or held by Borrower or a Pledgor (as defined below), as the case may be, as of the date hereof or thereof, or otherwise is or may be encumbered, Borrower or Pledgor, as the case may be, shall promptly execute additional copies of such deliveries in the form of such deliveries that were previously negotiated and delivered, but with an updated effective date that is the date Borrower or the applicable Pledgor has acquired the requisite rights, property or interests.

5.2.2

Completion of Checks.  All verifications and checks of Borrower’s credit and/or background and all UCC searches of Borrower required by Lender shall have been completed.  BORROWER HEREBY EXPLICITLY AUTHORIZES LENDER TO RUN ALL CREDIT CHECKS, BACKGROUND CHECKS, UCC SEARCHES AND OTHER VERIFICATIONS DEEMED REASONABLY NECESSARY BY LENDER.

5.2.3

Perfection of Security Interests.  All of the conditions of Section 6 shall have been satisfied, and Lender shall have perfected, or shall perfect as of or immediately following the Closing, its security interests in all Collateral (as defined below) by filing UCC-1 Financing Statements and such other security agreements as may be reasonably required, and to the extent applicable, by control and/or by possession.

5.2.4

Delivery of Organizational Documents.  Delivery of the organizational documents for Borrower along with any amendments thereto, in each case as in effect as of the Closing Date.

5.2.5

Additional Requirements.   Such other documents, instruments, agreements, approvals, opinions, requirements and/or filings as Lender may reasonably request or are necessary to effectuate the purpose and intent of the respective Parties in entering into this Agreement.

If Lender waives any of the above Closing Conditions based upon Borrower’s agreement to satisfy such Closing Conditions following the Closing Date, Borrower shall be obligated to promptly and diligently pursue the satisfaction of such Closing Conditions by the date on which Lender and Borrower have agreed to extend satisfaction of such Closing Condition, and Borrower’s failure to timely and fully do so shall constitute a Default.

6.

Security Agreement.  Payment of the Obligations shall be secured by those liens, security interests and protections for Lender set forth in this Section, which shall constitute a security agreement between Borrower and Lender, for the express benefit of Lender and its successors and assigns:

6.1.

Grant of Security Interest.  Borrower hereby grants to Lender a senior, first priority lien on and security interest in and to all of the right, title and interest of Borrower in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

6.1.1.

all the assets of Borrower, including, but not limited to, all tools, inventory, contract rights, consumer goods, equipment, inventory, general intangibles, accounts, chattel paper, deposit accounts, documents, instruments, investment property, letter-of-credit rights, letters of credit, money, patents, licenses, intellectual property, cash, cash equivalents, cash collateral, accounts receivable, contracts rights, real property, plant, machinery, equipment, fixtures, vehicles, stock and equity instruments, commercial tort claims, supporting obligations, to the extent not covered by the foregoing types of Collateral, choses in action and all other personal property of Borrower, whether tangible or intangible, and book and records pertaining to Collateral;

6.1.2.

all proceeds, replacements, substitutions, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Borrower is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; and

6.1.3.

any after acquired collateral or assets of the foregoing types.

For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or any proceeds thereof are sold, exchanged, collected or otherwise disposed of, regardless of whether such disposition is voluntary or involuntary.  Each item of Collateral listed in this Section 6.1 that is defined in the Uniform Commercial Code as in effect in the State of Delaware (the “UCC”) shall include, but not be limited to, the respective definitions set forth for such terms in the UCC, it being the intention of Borrower that the description of the Collateral set forth above be construed to include the broadest possible range of assets; provided, however, that if by reason of mandatory provisions of applicable law, any or all of the attachment, perfection or priority of Lender’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.  Borrower hereby unconditionally and irrevocably appoints and constitutes Lender (it being acknowledged that such power of attorney is coupled with an interest), as its true and lawful attorney in fact for the assignment, transfer and perfection of this grant and pledge of the Collateral, to the interest and name of Lender.  Lender shall hold this security interest in the pledged Collateral as security for the repayment of the Obligations and the covenants contained in the Financing Documents relating to the Financing.

6.2.

Perfection.  Lender is authorized to file, and Borrower at its expense shall cause to be filed, proper and effective UCC financing statement(s), intellectual property security agreements (“IP Security Agreements”), and any other filings necessary in order to legally perfect Lender’s liens and security interests in the Collateral, and Lender may, and Borrower shall, take any other steps or actions deemed necessary by Lender to perfect Lender’s interests in the Collateral.  Borrower hereby expressly gives Lender the authority and permission to file any statement(s), and take such steps or actions, as are contemplated by the foregoing sentence.

6.3.

Security for Obligations.  This Agreement (together with any IP Security Agreements and filings necessary in order to legally perfect Lender’s liens and security interests in the Collateral, which shall be executed and delivered by the Parties at the Closing or at such other time as the Parties may agree) secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), of all Obligations of Borrower, including any future amounts loaned to Borrower by Lender hereunder or under any future or prior agreements, documents or instruments.

6.4.

Borrower to Remain Liable.  Anything contained herein to the contrary notwithstanding, (a) Borrower shall remain liable under any contract and agreement included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement and any other Financing Documents had not been executed, (b) the exercise by Lender of any of its rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Lender shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment transferred or assigned hereunder.

6.5.

Further Assurances.  Borrower agrees that from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect, protect or maintain any security interest granted or purported to be granted hereby or by the IP Security Agreements or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Borrower will: (i) execute, if necessary, and file such financing or continuation statements, or amendments thereto; and (ii) deliver such other instruments or notices, as may be necessary or desirable, or as Lender may request, in order to perfect and preserve the security interests granted or purported to be granted hereby or thereby.  Borrower hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Borrower.

6.6.

Lender Appointed Attorney-in-Fact.  Borrower hereby irrevocably appoints Lender as such Borrower’s attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, in Lender’s discretion, to take any action and to execute any instrument that Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and each other applicable Financing Document, from time to time after the occurrence and during the continuation of a Default, including: (a) to obtain and adjust insurance (including any claims thereunder) required to be maintained by Borrower or paid to Lender; (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection or preservation of any of the Collateral or otherwise to enforce or protect the rights of Lender with respect to any of the Collateral; (e) to pay or discharge taxes or liens (other than liens permitted under the Financing Documents) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Lender in its sole discretion, any such payments made by Lender to become obligations of Borrower to Lender, due and payable immediately without demand; (f) to sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; and (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Borrower’s expense, at any time or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon the Collateral and any proceeds thereof and Lender’s security interests therein in order to effect the purpose and intent of the Financing Documents, all as fully and effectively as Lender may elect in its sole discretion.

6.7.

Indemnity and Expenses.  Borrower agrees to indemnify Lender and its principals, partners, employees and affiliates (collectively, the “Lender Indemnified Parties”), against any and all claims, losses, costs, expenses and liabilities in any way relating to, growing out of or resulting from the Financing Documents and the transactions contemplated hereby or associated herewith (including, without limitation, those incurred in or resulting from the enforcement of this Agreement), except to the extent such claims, losses, costs, expenses or liabilities result from Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction in a judgment not subject to appeal.  Borrower agrees to pay to Lender and each applicable Lender Indemnified Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Lender or such Lender Indemnified Party may incur in connection with (i) the administration of the Financing Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder or under any other Financing Document, or (iv) the failure by Borrower to timely and fully perform or observe any of the provisions hereof.  The obligations of Borrower in this Section 6.7 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations under the Financing Documents.

6.8.

Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall (i) secure all future advances or loans made by Lender to Borrower, (ii) remain in full force and effect until the payment in full of the Obligations, including any additional advances or loans made to Borrower by Lender, and (iii) be enforceable by and inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), Lender (and its assignees and transferees in turn) may assign or otherwise transfer any of its rights arising under the Financing Documents to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to Lender (or any applicable assignees and transferees thereof) whether arising herein or otherwise.

6.9.

Maintenance of Collateral.  Borrower shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, and shall otherwise protect and preserve the Collateral, and pay promptly when due all payments, property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against or with respect to, the Collateral.  Borrower shall, at its own expense: (a) perform and observe in all material respects all terms and provisions of its material contracts and agreements, enforce all material contracts and agreements in accordance with their terms, and take all such action to such end as may be prudent or from time to time requested by Lender; and (b) furnish to Lender, upon Lender’s reasonable request, (i) copies of all notices, requests and other documents received by Borrower under or pursuant to any material contracts or agreements, (ii) such information and reports regarding the Collateral and Borrower and its business as Lender may reasonably request.  Borrower shall not, (x) without the prior written consent of Lender, cancel, terminate, amend, pledge, encumber or alter any Collateral or consent to or accept any cancellation or termination thereof, or give any consent, waiver or approval thereunder, or (y) take any other action in connection with the Collateral could reasonably be expected to materially impair the value and priority of the interest or rights of Borrower thereunder or that could reasonably be expected to impair the interest or rights of Lender under this Agreement or any other Financing Document.

6.10.

No Encumbrance or Transfer.  For so long as any of the Obligations remain outstanding, Borrower shall not encumber, dilute or in any way transfer, pledge or grant liens in Borrower’s interests in the Collateral without the express written consent of Lender, which may be given, conditioned or withheld in Lender’s sole discretion.

6.11.

Future Acquisition of Collateral.  For any part(s) or item(s) of the Collateral that are not owned by Borrower as of the date and time of execution of this Agreement, this Agreement shall become effective with respect to such part(s) or item(s) immediately and automatically upon the acquisition of such part(s) or item(s) by Borrower, and Borrower agrees to promptly execute, at Lender’s request, additional agreements in the same form of this Agreement dated as of the date of such acquisitions of such part(s) or item(s), which agreements shall specifically describe any Collateral not specifically described in this Agreement; provided, however, that Borrower may grant or permit first priority vendor financing lien or purchase money security interest with respect to specific equipment financed by the vendor or relevant third party in an amount not to exceed $100,000 with respect to such equipment and related financing arrangements, upon the written consent of Lender, not to be unreasonably withheld or delayed.

7.

Borrower’s Representations and Warranties.  Borrower hereby represents, warrants and covenants, as applicable, to Lender (a) as of the date hereof and (b) as of any subsequent extension of the Due Date or the time of funding any advance or loan of any funds pursuant to any of the Financing Documents, as follows:

7.1.

Borrower is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

7.2.

Borrower has operated, and is operating, in compliance with all material laws, rules and regulations applicable to Borrower’s business, and currently possesses all material permits, licenses and approvals necessary to conduct Borrower’s business as currently conducted and as proposed to be conducted in the future.

7.3.

If Borrower is a “registered organization” (as defined in the Uniform Commercial Code), Borrower’s name and organizational number is as provided in the Financing Documents is accurate, and its main office is located at 600 N. Brand Blvd., Suite 230, Glendale, California 91203.

7.4.

Borrower has the power and authority to perform the transactions and its obligations as contemplated under the Financing Documents.

7.5.

The execution, delivery and performance by Borrower of its obligations under the Financing Documents, and consummation by Borrower of the transactions contemplated thereby:

7.5.1.

have been duly authorized and executed by all necessary authorizations, approvals and consents of Borrower, its officers and directors, its shareholders, and any applicable third parties or governmental agencies or authorities;

7.5.2.

does not and will not contravene or cause Borrower to be in default under (I) Borrower’s organizational or governing documents, (II) any material contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting Borrower or Borrower’s business or property, or (III) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting Borrower or Borrower’s property;

7.5.3.

does not and will not result in or require the creation of any adverse claim upon or with respect to any of the property of Borrower (other than those in favor of Lender as contemplated hereunder); and

7.5.4.

are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except as enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

7.6.

The capital structure of Borrower immediately preceding the Closing is as set forth on Exhibit B attached hereto and incorporated herein by this reference, and specifies and is inclusive of all preferred equity, warrants, equity incentive plans, restricted stock and options.

7.7.

Borrower owns or validly licenses the rights to all material inventions, software, code and intellectual property utilized by Borrower, incorporated into its products or important or necessary to the conduct of Borrower’s business.

7.8.

The financial statements of Borrower listed in Exhibit C attached hereto and incorporated herein by this reference are materially accurate and not misleading as of the date hereof.

7.9.

Borrower currently has no judgments of any kind against it or its properties.

7.10.

Borrower is not currently involved in any litigation or governmental (including any judicial) proceedings or investigations of any kind.

7.11.

All representations, warranties and covenants made by Borrower in any of the other Financing Documents hereby are incorporated into this Agreement by this reference as if fully set forth herein, and all such other representations and warranties are true and complete in all material respects, and all such covenants are binding and enforceable against Borrower in accordance with their respective terms.

8.

Borrower’s Covenants.  To induce Lender to enter into the transactions contemplated under the Financing Documents, Borrower hereby covenants and agrees as follows:

8.1.

Borrower shall not do, and shall use its commercially reasonable efforts not to cause or permit any other person or entity to do, anything to impede, affect, limit or interfere with the priority, scope, validity and enforceability of the liens of Lender on or the security interests of Lender in the Collateral.

8.2.

In the case of a Default, Borrower (A) shall not do, and shall use its commercially reasonable efforts not to cause or permit any other person or entity to do, anything to impede or interfere with the collection, transfer, sale, possession, use or operation by Lender of the Collateral and Borrower will further promptly provide or obtain all necessary documentation, assistance, authorizations and information needed for Lender or its transferees or assignees to collect, transfer, sell, possess, use or operate the Collateral, (B) will supply all additional information requested by Lender for the transfer, sale, possession, use or operation of any Collateral by Lender or its transferees or assignees thereof, and (C) will instruct its employees, contractors and agents to cooperate and assist Lender and its applicable transferees or assignees thereof in the use, operation, transfer, collection, possession and/or sale of the Collateral.

8.3.

To the best knowledge of Borrower, all material information furnishedby or on behalf of Borrower to Lender in connection with this Agreement or any Financing Document shall be true and complete in all material respects when furnished and shall not omit to state a material fact necessary to make the statements contained therein not misleading.

8.4.

Borrower shall provide Lender with regular financial statements.  All financial statements provided by Borrower after the date hereof shall be materially accurate and not misleading as of the date so provided. Borrower shall promptly provide Lender with updated financial statements if there are any material changes to the financial condition reflected in the most recent statements provided to Lender.

8.5.

Borrower shall not materially alter the organizational structure, business, operations, officers or ownership of Borrower without first obtaining the reasonable consent of Lender, which consent shall not be unreasonably withheld or delayed.

8.6.

Borrower shall promptly notify Lender in the event that Borrower becomes involved or threatened with any material litigation or any governmental (including judicial) proceedings or investigations of any kind.

8.7.

Borrower shall not do, and shall not cause or permit any other person or entity to do, anything to impede or interfere with the priority, enforceability or validity of the liens of Lender on or the security interests of Lender in the Collateral.  Borrower shall not transfer, encumber or grant any liens on or security interests in the Collateral without the prior written consent of Lender.  Borrower shall not incur any material liabilities or obligations other than in the ordinary course of business without obtaining the consent of Lender, not to be unreasonably withheld.

8.8.

Borrower shall operate in accordance with all of its material permits, licenses and approvals, and all material laws, rules and regulations of any kind applicable to Borrower’s business or affairs.

8.9.

Borrower shall ensure all material inventions, software, code and intellectual property that is utilized by Borrower, incorporated into Borrower’s products or important to Borrower’s business shall be and remain the sole and exclusive property of Borrower.

9.

Obligation of Borrower when Breach Discovered.  Upon discovery by Borrower of any inaccuracy in or breach of any of any Borrower’s representations, warranties or covenants under the Financing Documents, Borrower shall give prompt written notice to Lender of such inaccuracy or breach including reasonable detail describing such breach or inaccuracy, the anticipated effect thereof on Borrower or its business, whether or not Borrower believes such breach or inaccuracy can be cured and if so, the proposed nature and deadline for such cure.  Notwithstanding the foregoing, the delivery of such notice and any purported potential cure thereof shall not be deemed to create any cure right or require any forbearance by Lender unless otherwise agreed by Lender or expressly provided herein.

10.

Default.  Any one or more of the following events, regardless of whether such occurrence is voluntary or involuntary or comes about or becomes effected by operation of law or otherwise, shall be considered a “Default” by Borrower under the terms of this Agreement (subject to the Cure Period as provided in Section 12):

10.1.

Repayment Failure.  Borrower fails to timely and fully pay all Obligations on or before the Due Date thereof or when such other Obligations otherwise become due, and such failure to pay is not cured within seven (7) days after written notice thereof from Lender.

10.2.

Incorrect Representation, Warranty, or Furnished Information.  Any material representation or warranty made by Borrower in any Financing Document proves to be incorrect or untrue in any material respect, or any material representation, information, statements (including financial statements), reports, or data furnished or made available by or on behalf of Borrower (including by any duly authorized attorney or accountant or employee of Borrower) in connection with any Financing Documents or the matters contemplated hereby or thereby proves to have been untrue in any material respect, and the untruthfulness thereof was known to Borrower at the time the representation, information, statements, reports or data was furnished to Lender.

10.3.

Material Breach.  Borrower materially breaches or defaults with respect to any covenant, agreement, provision or condition of this Agreement or any other Financing Document.  For avoidance of doubt, the Parties acknowledge and agree that any Default by Borrower under any Financing Documents shall constitute a default by Borrower under all of the Financing Documents, entitling Lender to immediately exercise the remedies provided under Section 11.

10.4.

Bankruptcy or Insolvency.  A receiver, conservator, liquidator or trustee of Borrower or any of its subsidiaries is appointed by order of decree of any court or agency or supervisory authority having jurisdiction; or any order for relief is entered against Borrower or any if its subsidiaries under the U.S. Bankruptcy Code; or Borrower or any of its subsidiaries files for bankruptcy protection under the U.S. Bankruptcy Code or any involuntary bankruptcy in which it or any of its subsidiaries is a named debtor is filed; or Borrower or any of its subsidiaries is adjudicated bankrupt or insolvent; or any property of Borrower is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed by or against Borrower or any of its subsidiaries under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect and such petition remains unstayed for more than ninety (90) days

10.5.

Default Under Other Agreements.  At any time after the Closing, Borrower materially breaches any covenant, agreement, provision or condition of any of Borrower’s material agreements or contracts, provided, that, for purposes hereof, any breaches or defaults, individually or in the aggregate, that gives rise to liability of Borrower in an amount greater than $50,000 shall be deemed to be material.

11.

Default Consequences and Remedies.  Upon the occurrence of one or more Default by Borrower, and at all times thereafter, and following the expiration of any applicable Cure Period (as defined below):

11.1.

Default Interest.  A default interest rate of fifteen percent (15%) per annum, or if less, the maximum rate then permissible under applicable law, calculated on the basis of a three hundred sixty (360) day year, shall accrue against any unpaid Obligations.

11.2.

Acceleration.  The full Obligations, including all fees, accrued interest, costs, expenses and charges, shall become immediately due and payable without notice or demand and the Due Date for any then outstanding Obligations shall be deemed the date of the Default triggering such acceleration (except to the extent the default is a Non-Payment Default that is timely cured to Lender’s reasonable satisfaction as provided in Section 12 below).

11.3.

Costs and Expenses of Collection.  Borrower shall be responsible for all costs incurred by Lender in the collection of the Obligations, including costs and expenses related to the enforcement of Lender’s liens and security interests and foreclosure on the Collateral, attorney fees, Lender’s fees, and court and collection costs, if any.

11.4.

Remedies.  Lender shall have the right to pursue any and all available legal and equitable remedies for the collection of the Obligations and all fees, interest and penalties due and payable, including but not limited to the following:

11.4.1.

Lender may, at its option, exercise any or all of the remedies available to it under the UCC or any uniform commercial codes or equivalent laws or statutes of any applicable jurisdiction.

11.4.2.

Lender may take any other action or remedy available to Lender under applicable law or in equity, or pursuant to the terms of this Agreement, the other Financing Documents, or otherwise.

11.4.3.

Notwithstanding any other provisions hereof, in the event that any other creditors or shareholders of, or investors in, Borrower take material action (which, for purposes hereof, shall mean any actions, individually or in the aggregate, that give rise to liability of Borrower in an amount greater than $50,000) against Borrower or initiate foreclosure proceedings against material assets of Borrower, which actions remains unstayed or unbonded against for more than ninety (90) days, Borrower shall be deemed to have granted to Lender hereunder, as of the date hereof and without the requirement of any further action, a security interest in all of Borrower’s assets in order to secure the performance by Borrower of its obligations hereunder and under the other Financing Documents.

Following the exercise of any of the foregoing remedies, after payment in full and satisfaction of all Obligations (including any costs of sale, collection and enforcement), any amounts received by Lender in excess of the Obligations shall be delivered to Borrower or to the order directed by Borrower.  Lender may deduct from the proceeds of any sale of Collateral to a third party the amount of any Obligations owed to Lender pursuant to this Agreement and any other Financing Documents, or any associated agreements, all costs and expenses associated with the removal and sale of the Collateral, including those costs, if any, incurred in repairing, restoring, protecting, transporting or transferring the Collateral.  If the proceeds from any such sale are less than the total Obligations, the proceeds from the sale shall be applied to pay such Obligation, but Borrower will remain liable for any amounts remaining unpaid or unsatisfied.

12.

Cure Period.  Prior to Lender exercising any of its rights and remedies pursuant to Section 11, except in the case of a Default arising from the failure to pay any Obligations when due (such failure being, a “Payment Default” and any other Default being, a “Non-Payment Default”), Borrower shall have a reasonable opportunity to cure any such Non-Payment Default for a period of thirty (30) days after the date of such Non-Payment Default, or such longer period as may be agreed to by Lender in its reasonable discretion (the “Cure Period”), prior to Lender having the right to exercise any remedies hereunder; provided, that Borrower shall promptly advise Lender of all material facts regarding any such Non-Payment Default and the specific actions Borrower proposes to take to cure any such Non-Payment Default.  Whether any such Non-Payment Default is timely and appropriately cured will be determined by Lender in its good faith, reasonable discretion.  Borrower shall not be entitled to any Cure Period for any Payment Default, except  as provided in Section 10.1 and to the extent Lender otherwise agrees in its sole and absolute discretion.

13.

PRESENTMENT.  BORROWER AND ALL PERSONS NOW OR HEREAFTER LIABLE FOR THE PAYMENT OF ANY OBLIGATIONS, INCLUDING INTERESTS, COSTS, CHARGES, EXPENSES, FEES OR ANY OTHER AMOUNTS DUE ON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, OR ANY PART THEREOF, HEREBY (I) EXPRESSLY WAIVE PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST, AND (II) AGREE THAT THE TIME FOR THE PAYMENT OR PAYMENTS OF ANY PART OF THE OBLIGATIONS MAY BE EXTENDED BY THE MUTUAL CONSENT OF THE PARTIES WITHOUT RELEASING OR OTHERWISE AFFECTING THEIR LIABILITY ON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, OR ANY LIEN, SECURITY INTEREST OR MORTGAGE SECURING THE OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENTS.

14.

Legal Fees and Expenses.  Both Borrower and Lender shall be solely responsible for their own legal, professional and out-of-pocket fees and expenses incurred or charged in connection with the Financing Documents.

15.

Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.  This Agreement and the other Financing Documents shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware, without regard to its conflicts of laws rules, except with respect to the laws that apply to the perfection and enforcement of the security interests in the Collateral, in which case the laws of the states in which the Collateral is located shall govern.  Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Superior Court of the State of California sitting in Los Angeles, California and of the United States District Court of the Central District of California, and any California appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment relating thereto or arising therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be exclusively heard and determined in such California State court or, to the extent permitted by applicable law, in such California federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.  Nothing in this Agreement or any other Financing Document or otherwise shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against Borrower or its properties in the courts of any jurisdiction.  Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in Section 15.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of any purported inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Financing Document, in the manner provided for notices (other than telecopy or email) herein.  Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

16.

Payments to Lender.  Unless Lender notifies Borrowers that a different method of payment is desired, all payments of any amounts owed to Lender shall be paid by wire transfer to the bank account identified on Exhibit D:

17.

Funding.  The funding of the Financing Amount to Borrower (net of applicable costs and expenses, if elected by Lender) shall be made by wire transfer to the  account identified on Exhibit E:

18.

Notices.  Unless otherwise specifically provided herein, any approval, disapproval, demand, document or other notice or communication (“Notice”) required or permitted to be given hereunder shall be in writing and may be served (a) personally, or (b) by commercial delivery or private courier service, or (c) by Federal Express or other national overnight delivery service, or (d) by registered or certified mail (return receipt requested, postage prepaid), or (e) by telecopy or facsimile transmission, to the respective addresses and numbers specified below (or such other address for Notice as any Party may provide to the other Party from time to time pursuant to a validly delivered Notice hereunder), which Notice shall be effective (i) upon personal delivery, (ii) the next business day after delivery to Federal Express or other national overnight delivery service for next day delivery to the appropriate address, (iii) when received as indicated by the date on the return invoice or receipt showing delivery, or (iv) when sent by telecopy or facsimile, with written proof of either transmittal to and receipt by the other party or the failure of such transmission to the number designated by such party in this Section being established mechanically by the sender at the time of transmittal or attempted transmittal.  Any delivery by facsimile in which all attempted facsimile transmissions failed shall be followed on the next business day by one of the other methods of notice set forth in this Section.  Notice of change of any address or fax numbers shall be given by written notice in the manner detailed in this Section or by email at the addresses set forth in this Section.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to constitute receipt of the Notice.  All Notices to Lender shall be copied via email to Lender at the address specified below. The parties’ addresses for Notices are as follows:

IF TO LENDER:

JMG Exploration, Inc.

180 South Lake Avenue, Seventh Floor

Pasadena, California 91101
Attention: Mr. Justin Yorke, Chief Executive Officer
Email: jwyorke@yahoo.com

with a copy (which shall not constitute notice) to:

Law Offices of Aaron A. Grunfeld & Associates

  1100 Glendon Avenue, Suite 850

Los Angeles, California 90024

Attention:  Aaron A. Grunfeld

Email: agrunfeld@grunfeldlaw.com

IF TO BORROWER:

Ad-Vantage Networks, Inc.
600 N. Brand Blvd., Suite 230
Glendale, CA 91203
Attention: David S. Grant, Chief Executive Officer
Email:

deastman@advn.com

19.

Miscellaneous.  This Agreement and the Financing Documents constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior or contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written.  This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto.  Borrower may not assign its obligations under this Agreement without the prior written consent of Lender, which may be granted, conditioned or withheld in Lender’s sole discretion.  Lender may freely pledge, assign or transfer its rights under this Agreement or under any Note issued pursuant hereto, subject only to delivering a Notice of such fact to Borrower as provided in Section 18.  From and after any such assignment, all references to “Lender” herein” shall mean and include any such assignee to the extent of the rights so assigned.  All provisions herein shall be construed in all cases as a whole according to their fair meaning, neither strictly for nor against either Borrower or Lender and without regard for the identity of the party preparing the same.  Borrower agrees to cooperate in good faith with Lender and its agents and representatives in all aspects of accomplishing the intent of this Agreement, including but not limited to signing additional documents and taking other actions as may be reasonably necessary or proper for such purpose.  No agency, partnership, joint venture or other relationship is intended hereby, and no Party shall be deemed the agent, servant, employee, partner or joint venturer of ant other Party.  Borrower and Lender shall not, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer.  Any date that falls on a legal holiday or weekend shall not be extended until the next business day.  Without limiting Lender’s rights or remedies provided herein or available at law or in equity, the term of this Agreement shall extend until all Obligations are paid in full and Borrower performs all obligations that are required under this Agreement.

(remainder of page intentionally left blank – signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:	Lender:

AD-VANTAGE NETWORKS, INC.	JMG EXPLORATION, INC.

By:/s/ David S. Grant	By:/s/ Justin Yorke
David S. Grant, Chief Executive Officer	Justin Yorke, Chief Executive Officer

EXHIBIT A

Form of Note

EXHIBIT B

Capital Structure of Borrower

EXHIBIT C

Financial Statements of Borrower

EXHIBIT D

Lender’s Wire Instructions

EXHIBIT E

Borrower’s Wire Instructions